UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2012

BRUKER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-30833 (Commission File Number)	04-3110160 (IRS Employer Identification No.)

40 Manning Road
Billerica, MA 01821
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (978) 663-3660

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act  (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act  (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

Item 5.02.                 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On March 2, 2012, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Bruker Corporation (the “Company”) approved 2012 cash incentive plans (the “Plans”) for the Company’s Chief Executive Officer and Chief Financial Officer.

Under the Plans, the annual bonus target levels are equal to 124% of the participant’s annual base salary, or $550,000, for Frank H. Laukien, the Company’s President and Chief Executive Officer and 40% of the participant’s annual base salary, or $150,000 for William J. Knight, the Company’s Chief Financial Officer. Quantitative factors will continue to provide 70% of total cash incentive compensation potential, with the remaining 30% allocated to individual qualitative factors established by the Compensation Committee. The quantitative portion of the cash bonus amounts to be awarded under the Plans will be determined based on achievement of the following performance goals relative to the Company’s 2012 internal operating plan:  currency-adjusted revenue growth (20% of total bonus potential); gross margin improvement (10% of total bonus potential); operating margin improvement (10% of total bonus potential); adjusted earnings per share growth (10% of total bonus potential); and reduction in working capital ratio (20% of total bonus potential). The quantitative portion of the cash bonus amounts to be awarded under the Plans will be determined based on non-financial measures of the respective executive officer’s contributions to the achievement of certain management objectives.

The payment for cash incentive bonuses linked to the achievement of quantitative performance goals will be calculated based on percentage achievement of the quantitative target goal, with no threshold or maximum. In cases where an individual quantitative goal improvement metric is less than 1%, the payout for achievement of that goal will be 100% up to a full 1.0% improvement, and pro-rata for achievement in excess of 1.0%. If the less than 1% goal is not achieved, then for each 0.1% shortfall the payment will be reduced by 10%. Payments for qualitative goals will be made in a range of 50% to 100%, with 50% of the target amount payable if the Compensation Committee determines that a qualitative goal was partially achieved, 75% of the target amount payable if the Compensation Committee determines that a qualitative goal was substantially achieved and 100% of the target amount payable if the Compensation Committee determines that a qualitative goal was fully achieved.

The 2012 annual base salary approved by the Compensation Committee for Frank H. Laukien is $444,338 and for William J. Knight is $371,153, in each case representing a 2.5% increase over the respective executive officer’s 2011 base salary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRUKER CORPORATION (Registrant)

Date: March 8, 2012	By:	/s/William J. Knight
William J. Knight
Chief Financial Officer